UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): November 30, 2016

OHA INVESTMENT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Maryland	814-00672	20-1371499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1114 Avenue of the Americas, 27th Floor, New York, New York 10036
(Address of Principal Executive Offices) (Zip Code)

(212) 852-1900
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

The purpose of this Form 8-K is to provide shareholders with updated information regarding two of the Registrant’s legacy portfolio companies (acquired prior to September 30, 2014, when Oak Hill Advisors, L.P. assumed management of the Registrant) that will likely have a negative impact on the fair value of those investments: (i) ATP Oil & Gas Corporation/Bennu Oil & Gas, LLC and (ii) OCI Holdings, LLC (“OCI”).

ATP Oil & Gas Corporation/Bennu Oil & Gas, LLC

On December 1, 2016, Bennu Oil & Gas, the successor to ATP Oil & Gas Corporation (“Bennu”), announced that it had filed for bankruptcy under Chapter 7 of the U.S. Bankruptcy Code, indicating its intention to liquidate.  Bennu is the owner and operator of the Titan Production Facility (“Titan”), a platform company in the Gulf of Mexico utilized by Bennu for production with respect to the Telemark field in which the Registrant has a limited term royalty interest (“ORRI”).  Titan went into involuntary Chapter 11 bankruptcy in August 2016.  In November 2016, Bennu shut down production on the Titan platform and shut-in all related wells in anticipation of the Chapter 7 bankruptcy filing.  The Registrant’s ORRI is dependent on continued production from the Telemark field.  It is unclear whether a party will emerge from the Chapter 7 bankruptcy that will continue production.  The last monthly production payment the Registrant received was with respect to September production.  While production continued for the month of October and a portion of November, it is likely that the Registrant will not receive payments with respect to those months.

The Bennu bankruptcy proceeding is expected to have a material negative impact on the fair value of the Registrant’s limited term royalty interest (“ORRI”) disclosed to shareholders in the Registrant’s most recent Form 10-Q for the quarter ended September 30, 2016, which was $12.3 million, representing 9.4% of the total fair value of the Registrant’s portfolio investments as of the quarter end.  Future information regarding the fair value of the ORRI for the fiscal year ending December 31, 2016 will be provided in the Registrant’s Form 10-K.

OCI Holdings, LLC

On November 30, 2016, the Registrant entered into a Fifth Amendment to the Note Purchase and Security Agreement with OCI, allowing OCI to make payment in-kind (“PIK”) interest solely with respect to the November interest payment, in exchange for OCI’s agreement to pay default interest (in PIK) arising from prior financial covenant defaults for the quarter ended September 30, 2016.  On November 28, 2016, the Texas Health and Human Services Commission (“HHSC”) announced that it would be implementing Medicaid reimbursement rate reductions effective December 15, 2016.  Such rate reductions, if implemented, would likely have a negative impact on OCI’s earnings and cash flow.

While advocacy groups continue to challenge the Medicare reimbursement rate reductions and are asking the Texas Legislature to restore funding in its upcoming legislative session, there is no guarantee that the Texas Legislature will do so, or that HHSC will decline to implement the announced reductions.  Therefore, the long-term impact to OCI remains uncertain.  These developments may have a negative impact on the fair value of the Registrant’s subordinated note and Class A units disclosed to shareholders in the Registrant’s most recent Form 10-Q for the quarter ended September 30, 2016, which totaled $17.7 million, representing 13.5% of the total fair value of the Registrant’s portfolio investments as of the quarter end.  OCI also represented 16.1% of the Registrant’s cash interest earned for the nine months ended September 30, 2016.  Future information regarding the fair value of the subordinated note and Class A units for the fiscal year ending December 31, 2016 will be provided in the Registrant’s Form 10-K.

Further information regarding these two investments can be found in the Registrant’s Form 10-Q for the quarter ended September 30, 2016.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
	99.1	Press Release dated December 6, 2016.

                The information in this current report on Form 8-K, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OHA INVESTMENT CORPORATION

Date: December 6, 2016	By:	/s/ Cory E. Gilbert
Cory E. Gilbert
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated December 6, 2016.